UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2018

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

On April 3, 2018, Tiptree Inc. (“Tiptree”) issued, through a subsidiary, 1,187,468 shares of Class A common stock to a limited partner of Tiptree Financial Partners, L.P. (“TFP”) in exchange for an aggregate of 424,399 TFP partnership units (the “Exchange”) in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder. TFP delivered to Tiptree for cancellation one share of Class B common stock of Tiptree for each share of Class A common stock issued.

After the Exchange, as of April 3, 2018, there were 36,190,472 shares of Class A common stock of Tiptree outstanding (including 5,080,943 shares of Class A common stock of Tiptree that are outstanding and held by a subsidiary) and 6,861,561 shares of Class B common stock of Tiptree outstanding. On an as exchanged basis, assuming full exchange of the TFP partnership units for Tiptree Class A common stock and excluding shares held by a subsidiary of Tiptree, as of April 3, 2018, there were 37,971,090 shares of Class A common stock outstanding.

After the Exchange, as of April 3, 2018, Tiptree directly owned approximately 84% of TFP with the remaining approximately 16% owned by various limited partners and reported as a non-controlling interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	April 3, 2018	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer